Capital One Master Trust Aggregated Data for 1999                   Exhibit 99.0


Defaults                                                                            609,703,540.35
Total Collections                                                                 17,510,011,368.39
Collections of Principal Receivables                                              14,979,247,775.10
Collection of Finance Charge Receivables (includes amortization of
annual membership fees)                                                            2,560,049,568.59
Annual Servicing Fee Paid                                                           156,403,830.41
Aggregate amount paid to Certificateholders allocable to principal                 1,136,980,925.11
Class A Investor Charge-Offs                                                             0.00
Class B Investor Charge-Offs                                                             0.00
Class C Investor Charge-Offs                                                             0.00


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